UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2007

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 20, 2007, D.R. Horton, Inc. issued a press release announcing its results and related information for its fourth quarter and fiscal year ended September 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 2.02.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02 (d)

Effective November 16, 2007, on the recommendation of the independent members of the Nominating and Governance Committee of the Board of Directors of D.R. Horton, Inc., the Board elected Bob G. Scott as a member of the Board, a member of its Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board determined that Mr. Scott is independent under its own independence standards and the independence standards of the New York Stock Exchange. Mr. Scott’s election to the Board of Directors fills a seat created by the Board through unanimous resolution in accordance with the Company’s bylaws. The addition of Mr. Scott to the Board brings the number of independent members serving on the Board to five while the number of management members serving on the Board remains at three. On November 19, 2007, the Company issued a press release announcing Mr. Scott’s election to the Board. A copy of the press release is attached hereto as Exhibit 99.2.

Mr. Scott is currently retired from his most recent position as Chief Financial Officer and Chief Operating Officer of Summit Bancshares, Inc. of Fort Worth Texas, a position he held from 1994 to 2006. Mr. Scott was also the controller and treasurer of an NYSE listed company for approximately 20 years, an auditor for an international public accounting firm for approximately three years and an officer in the United States Air Force, resigning his commission with a rank of Captain to join the private sector. He received his B.B.A. in accounting from Texas Tech University in 1960.

No arrangement or understanding exists between Mr. Scott and any other persons pursuant to which Mr. Scott was selected as a director. Mr. Scott has no transactions to report in which he has or has had a direct or indirect material interest and to which the Company is or was a party.

Pursuant to the Company’s current policy for the compensation of non-management directors, Mr. Scott will receive director compensation. Under our non-management director fee policy, each non-management director receives $10,000 per Board meeting attended in person or by tele-conference, paid quarterly and not to exceed $40,000 per year. In addition, each non-management director who serves on a committee of the Board of Directors receives an annual fee of $5,000 per committee paid quarterly, and each non-management director who serves as the Chairperson of a Committee of the Board of Directors receives an annual fee of $2,500 per committee paid quarterly. Mr. Scott will serve on the committees as set forth above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit

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99.1	Press Release dated November 20, 2007 related to the Company’s results and related information for the fourth quarter and fiscal year ended September 30, 2007.

99.2	Press Release dated November 19, 2007 related to the election of a new director to the Board of Directors of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: November 20, 2007	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 20, 2007

99.2	Press Release dated November 19, 2007

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